UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware 03-0339228

(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2006, the Company entered into a revolving credit facility with a consortium of banks (the “2006 Revolving Credit Facility”). The 2006 Revolving Credit Facility consists of a $125 million revolving credit facility expiring in June 2011. The Company’s previously existing credit facility was paid in full and cancelled upon consummation of the 2006 Revolving Credit Facility. The 2006 Revolving Credit Facility contains customary financial and non-financial covenants and is guaranteed by Keurig, Incorporated, our subsidiary. The 2006 Revolving Credit Facility is secured by a first priority lien on substantially all of the assets of the Company and our subsidiary. Borrowings under the 2006 Revolving Credit Facility bear interest at Base Rate plus an applicable margin not to exceed 100 basis points.

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 15, 2006, the Second Amended and Restated Credit Agreement and Loan Documents by and between the Company and Bank of America, N.A., for itself, as a Lender, and as Agent for other Lenders, as amended (the “Terminated Agreement”), was paid in full and cancelled.

The outstanding borrowings under the Terminated Agreement were paid in full and cancelled upon consummation of the 2006 Revolving Credit Facility, a description of which is contained under Item 1.01 of this Current Report on Form 8-K.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 15, 2006 Green Mountain Coffee Roasters, Inc. (the “Company”) completed the previously announced acquisition of Keurig, Incorporated, a Delaware corporation (“Keurig”)

pursuant to the terms of an Agreement and Plan of Merger dated May 2, 2006 between the Company, Karma Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Keurig, and a representative of the security holders of Keurig (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Keurig (the “Merger”). As a result, Keurig became a wholly owned subsidiary of the Company. The Company paid to the shareholders of Keurig (other than the Company and its affiliates) total cash consideration of approximately $104.2 million in connection with the Merger. Total consideration is subject to a working-capital adjustment to be calculated within 60 days of June 15, 2006.

The Company intends to file an amendment to this Current Report on Form 8-K to provide the pro forma financial information required under Item 9.01 of Form 8-K within 75 calendar days of June 15, 2006.

A copy of the Merger Agreement is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Merger Agreement dated May 2, 2006 between Green Mountain Coffee Roasters, Inc., Karma Merger Sub, Inc., Keurig Incorporated, and a representative of the security holders of Keurig, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: June 20, 2006

Exhibits

10.1 Merger Agreement dated May 2, 2006 between Green Mountain Coffee Roasters, Inc., Karma Merger Sub, Inc., Keurig Incorporated, and a representative of the security holders of Keurig, Incorporated.